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                                                                    EXHIBIT 99.1


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER


         Pursuant to 18 U.S.C. ss. 1350 the undersigned officer of Tecumseh Products Company (the "Company") hereby certifies to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  May 9, 2003                 BY:  /s/  TODD W. HERRICK
      -----------------                ------------------------------------
                                        Todd W. Herrick
                                        President and Chief Executive Officer